As filed with the Securities and Exchange Commission on November 13, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

TEXTRON INC
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	05-0315468 (I.R.S. Employer Identification No.)

40 Westminster Street
Providence, Rhode Island 02903
(Address of Principal Executive Offices) (Zip Code)

TEXTRON 1999 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Michael D. Cahn
Senior Associate General Counsel - Securities
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903
(Name and Address of Agent for Service)
401-421-2800
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock .125 per value	5,000,000 shares	$41.945	$209,725,000	$19,294.70

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the reg- istration fee, on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on November 11, 2002.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

     The following documents are incorporated by reference in this registration statement:

     (a)     Textron's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

     (b)     All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c)     The descriptions of Textron's Common Stock and the associated Preferred Stock Purchase Rights which are contained in registration statements filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by Textron and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Descriptions of Securities

     Inapplicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the securities has been passed upon by Michael D. Cahn, Senior Associate General Counsel-Securities and Assistant Secretary for the Company. Mr. Cahn is a full time employee of Textron Inc. and owns and holds options to purchase, shares of Textron Common Stock.

Item 6. Indemnification of Directors and Officers

     As authorized by Section 145 of the Delaware General Corporation Law, each director and officer of Textron may be indemnified by Textron against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of Textron if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Textron and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Textron, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Textron unless and to the extent that a court determines otherwise.

     Textron's by-laws require Textron to indemnify each officer and director to the fullest extent permitted by law. In addition, Textron maintains directors' and officers' liability policies.

     Article Sixth of Textron's restated certificate of incorporation provides that, to the fullest extent permitted by law, directors of Textron will not be liable for monetary damages to Textron or its stockholders for breaches of their fiduciary duties.

Item 7. Exemption from Registration Claimed

      Inapplicable.

Item 8. Exhibits

       5     Opinion and Consent of Michael D. Cahn, Senior Associate General Counsel-Securities and Assistant Secretary of Textron.

     23     Consent of Ernst & Young LLP.

     24     Power of Attorney.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set for in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 13th day of November, 2002.

TEXTRON INC. (Registrant)

By:	s/ Michael D. Cahn Michael D. Cahn Senior Associate General Counsel- Securities and Assistant Secretary

Name	Title
*
........................................................ (Lewis B. Campbell)	Chairman, President and Chief Executive Officer (principal executive officer) Director

*
...................................................... (H. Jesse Arnelle)	Director

*
......................................................... (Teresa Beck)	Director

*
......................................................... (R. Stuart Dickson)	Director

*
......................................................... (Lawrence K. Fish)	Director

*
......................................................... (Joe T. Ford)	Director

*
......................................................... (Paul Gagné)	Director

*
......................................................... (John D. Macomber)	Director

*
......................................................... Lord Powell of Bayswater KCMG)	Director

*
......................................................... (Brian H. Rowe)	Director

*
......................................................... (Sam F. Segnar)	Director

*
......................................................... (Martin D. Walker)	Director

*
......................................................... (Thomas B. Wheeler)	Director

*
......................................................... (Theodore R. French )	Executive Vice President and Chief Financial Officer (principal financial officer)

*
......................................................... (Richard L. Yates)	Vice President and Controller (principal accounting officer)

*By: /s/Michael D. Cahn
Michael D. Cahn
Attorney-in-fact

EXHIBIT INDEX

Exhibit No	Description
5	Opinion and Consent of Michael D. Cahn, Senior Associate General Counsel-Securities and Assistant Secretary of Textron.

23	Consent of Ernst & Young LLP.

24	Power of Attorney.